   As filed with the Securities and Exchange Commission on November 30, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               EGGHEAD.COM, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                             77-0408319
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                               1350 Willow Road
                         Menlo Park, California 94025
                   (Address of principal executive offices)

         Options and purchase rights issued under the following plans and assumed by the Registrant in connection with its acquisition of Egghead:

         Egghead.com, Inc. 1997 Nonofficer Employee Stock Option Plan Egghead.com, Inc. Amended and Restated 1993 Stock Incentive Compensation Plan
                 Surplus Software, Inc. 1996 Stock Option Plan
       Egghead.com, Inc. Restated Nonemployee Director Stock Option Plan
                           (Full title of the plans)

                                John E. Labbett
   Senior Vice President, Chief Financial Officer, Controller and Secretary
                               1350 Willow Road
                         Menlo Park, California 94025
                                (650) 470-2400
           (Name, address and telephone number of agent for service)

                                  Copies to:
                             Horace L. Nash, Esq.
                             Thomas J. Hall, Esq.
                              Nina L. Hong, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed                Proposed
                                         Amount                  Maximum                 Maximum
       Title of Shares                   To Be                  Aggregate               Aggregate                  Amount of
       To Be Registered                Registered             Price Per Share         Offering Price             Registration Fee
====================================================================================================================================
Common Stock,
$0.001 par value per share            1,348,819 (1)            $ 13.5529  (2)          $ 18,280,442  (3)            $ 5,082
====================================================================================================================================
Common Stock,
$0.001 par value per share               15,000 (4)            $ 20.2813  (5)          $    304,219  (5)            $    85
====================================================================================================================================

(1) Represents the aggregate of the following amounts, each as of November 19, 1999:

     -- 340,681 shares subject to options outstanding under the Egghead.com, Inc. 1997 Nonofficer Employee Stock Option Plan;

     -- 877,025 shares subject to options outstanding under the Egghead.com, Inc. Amended and Restated 1993 Stock Incentive Compensation Plan;

     -- 6,813 shares subject to options outstanding under the Surplus Software, Inc. 1996 Stock Option Plan; and

     -- 124,300 shares subject to options outstanding under the Egghead.com, Inc. Restated Nonemployee Director Stock Option Plan.

(2) Estimated weighted average per share exercise price for these outstanding options.

(3) Calculated based on the weighted average per share exercise price, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). (4) Represents shares available for grant upon the exercise of purchase rights outstanding as of November 19, 1999 under the Egghead.com, Inc. 1989 Employee Stock Purchase Plan.

(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on November 29, 1999

          PART II:  INFORMATION REQUIRED IN THE REGISTRTION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a)  our most recent annual report on Form 10-K;


     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, under the Securities Act of 1933.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         . for any breach of the director's duty of loyalty to the Registrant and its stockholders;

         . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

         .    under Section 174 of the Delaware General Corporation Law; or

         . for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that:

         . the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions;

         . the Registrant is required, with certain exceptions, to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the

               Delaware General Corporation Law;

          . the rights conferred in the Amended and Restated Bylaws are not exclusive; and

          . the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees, and agents.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Amended and Restated Bylaws and to provide additional procedural protections. The Registrant has also obtained directors' and officers' liability insurance.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above:

                                                                                     Exhibit
                                                                                     -------
Document                                                                             Number
--------                                                                             ------
The Registrant's Amended and Restated Certificate of Incorporation, as filed with     4.01
the Delaware Secretary of State on November 19, 1999.

The Registrant's Amended and Restated Bylaws, as adopted on September 10, 1999.       4.02

Form of Indemnity Agreement entered into by the Registrant with certain of its        N/A
directors and executive officers (incorporated by reference to exhibit 10.04 to the Registrant's registration statement on Form S-1 (File No. 333-18489) filed with the Commission on December 20, 1996).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   CONSULTANTS AND ADVISORS.

          Not applicable.

ITEM 9.   EXHIBITS.


          For the purposes of this item, the terms "Egghead.com, Inc." and "Egghead" refer to Egghead.com, Inc., a Washington corporation, which was acquired by the Registrant on November 19, 1999.

Exhibit                                           Exhibit
Number                                             Title
------                                             -----

4.01 The Registrant's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on November 19, 1999 (incorporated by reference to Exhibit 3.02 to the Registrant's registration statement on Form S-4 (File No. 333-87377) filed with the Commission on September 17, 1999).

4.02 The Registrant's Amended and Restated Bylaws, as adopted on September 10, 1999 (incorporated by reference to Exhibit 4.05 to the Registrant's registration statement on Form S-8 (File No. 333-91045) filed with the Commission on November 16, 1999).

4.03 Form of Certificate of the Registrant's common stock, representing shares issued on or after November 19, 1999 (incorporated by reference to Exhibit 4.02 to the Registrant's registration statement on Form S-3 (File No. 333-91553) filed with the Commission on November 23, 1999).

4.04 Egghead.com, Inc. 1997 Nonofficer Employee Stock Option Plan (incorporated by reference to Exhibit 99.1 to Egghead's registration statement on Form S-8 (File No. 333-56211) filed with the Commission on June 5, 1998).

4.05 Egghead.com, Inc. Amended and Restated 1993 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Egghead's quarterly report on Form 10-Q for the quarter ended December 26, 1998).

4.06     Surplus Software, Inc. 1996 Stock Option Plan.

4.07 Egghead.com, Inc. Restated Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit 10.2 to Egghead's quarterly report on Form 10-Q for the quarter ended December 26, 1998).

4.08     Egghead, Inc. 1989 Employee Stock Purchase Plan.

5.01 Opinion of Fenwick & West LLP regarding the legality of the securities being registered.

23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02    Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01    Power of Attorney (see signature page following Item 9).

ITEM 9.  UNDERTAKINGS.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 30th day of November, 1999.

                             EGGHEAD.COM, INC.


                             By: /s/ S. Jerrold Kaplan
                                -----------------------------------------------
                                S. Jerrold Kaplan
                                President, Chief Executive Officer and Director


                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints S. Jerrold Kaplan and John E. Labbett, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                               Date
---------                                    -----                                               ----
Principal Executive Officer:

                                             President, Chief Executive Officer
/s/ S. Jerrold Kaplan                        and Director                                        November 30, 1999
----------------------------------
S. Jerrold Kaplan


Principal Financial and
Accounting Officer:

/s/ John E. Labbett                          Senior Vice President and Chief
---------------------------------            Financial Officer                                   November 30, 1999
John E. Labbett


Additional Directors:

                                             Chairman of the Board
---------------------------------
George Orban


/s/ Alan S. Fisher                           Director                                            November 30, 1999
---------------------------------
Alan S. Fisher


/s/ C. Scott Gibson                          Director                                            November 24, 1999
---------------------------------
C. Scott Gibson


/s/ Peter L. Harris                          Director                                            November 24, 1999
---------------------------------
Peter L. Harris


/s/ Kenneth J. Orton                         Director                                            November 24, 1999
---------------------------------
Kenneth J. Orton


/s/ Robert T. Wall                           Director                                            November 30, 1999
---------------------------------
Robert T. Wall


/s/ Karen White                              Director                                            November 23, 1999
---------------------------------
Karen White

                                 EXHIBIT INDEX


Exhibit                                       Exhibit
Number                                         Title
------                                         -----

4.06     Surplus Software, Inc. 1996 Stock Option Plan.

4.08     Egghead, Inc. 1989 Employee Stock Purchase Plan.

5.01     Opinion of Fenwick & West LLP.

23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02    Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01    Power of Attorney (see signature page following Item 9).